Exhibit 3.02

                              THE HILLHAVEN CORPORATION

                                 a Nevada Corporation

                             AMENDED AND RESTATED BY-LAWS

                  As Amended and Restated Through November 30, 1993

                                      ARTICLE I

                                STOCKHOLDERS' MEETINGS

          Section 1.1.   Place of Meetings.

               All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Washington, or at any other place within or without the State of Nevada as may be designated for that purpose from time to time by the Board of Directors.

          Section 1.2.   Annual Meetings.

               The annual meeting of the stockholders shall be held not later than 210 days after the close of the fiscal year, on the date and at the time set by the Board of Directors, at which time the stockholders shall elect directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

          Section 1.3    Special Meetings.

               Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

          Section 1.4.   Notice of Meetings.

               1.4.1. Notice of each meeting of stockholders, whether annual or special, shall be given at least 10 and not more than 60 days prior to the day thereof by the Secretary or any Assistant Secretary causing to be delivered or mailed to each stockholder of record entitled to vote at such meeting a written notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary or any Assistant Secretary and shall be delivered or mailed postage prepaid to each stockholder at such stockholder's address as it appears on the stock books of the Corporation. If any stockholder has failed to supply an address, notice shall be deemed to have been given if mailed to the address of the principal office of the Corporation,


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          or published at least once in a newspaper having general
          circulation in the county in which the principal office is located.

               1.4.2. It shall not be necessary to give any notice of the adjournment of or the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken; provided that when a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

          Section 1.5.   Consent by Stockholders.

               Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation, and no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action, and the power of stockholders to consent in writing to the taking of any action by less than unanimous consent of all such stockholders is specifically denied.

          Section 1.6.   Quorum.

               1.6.1. The presence in person or by proxy of the persons entitled to vote a majority of the voting stock at any meeting constitutes a quorum for the transaction of business. Particular shares of stock shall not be counted in determining the number of shares of stock represented or required for a quorum or in any vote at a meeting, if voting of such shares at the meeting has been enjoined or for any reason such shares cannot be lawfully voted at the meeting.

               1.6.2. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

               1.6.3. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn any meeting from time to time, but not for a period of more than 30 days at any one time, until a quorum shall attend.

          Section 1.7.   Voting Rights.

               1.7.1 Except as otherwise provided by law or by or pursuant to the Articles of Incorporation or any amendment thereto, every stockholder of record of the Corporation entitled to vote shall be entitled at each meeting of the stockholders to one vote for each share of stock standing in such stockholder's name on the books of the Corporation. Except as otherwise provided by law or by the Articles of Incorporation or any amendment thereto, or by these By-Laws, if a quorum is present, the vote of the holders of a majority of votes cast on a particular matter shall be binding upon all stockholders of the Corporation.
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               1.7.2.  The Board of Directors may designate a day not more than 60 days prior to any meeting of the stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined.

          Section 1.8.   Proxies.

               Every stockholder entitled to vote or to execute consents may do so either in person or by written proxy executed in accordance with the provisions of the Private Corporation Law of the State of Nevada and filed with the Secretary of the Corporation.

          Section 1.9.   Manner of Conducting Meetings.

               To the extent not in conflict with the provisions of law relating thereto, the Articles of Incorporation or any amendment thereto, or these By-Laws, meetings shall be conducted pursuant to such rules as may be adopted by the chairman presiding at, or the holders of a majority of the shares of stock represented at, the meeting.

          Section 1.10.  Business Brought Before Meetings.

               At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting
          (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 1.10. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed by first class United States mail, postage pre-paid, to the Secretary of the Corporation not less than 90 days in advance of the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the books of the Corporation, of the stockholder of the Corporation proposing such business, (iii) the class and number of shares of the capital stock of the Corporation that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the foregoing procedures. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.10 and, if such person should so determine, such person shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. Except as otherwise provided in these By-Laws, at any special


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          meeting of the stockholders, only such business shall be
          conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

          Section 1.11.       Notice of Nominations.

               Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. A notice of the intent of a stockholder to make any such nomination shall be made in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 90 days in advance of the annual meeting or, in the event of a special meeting of stockholders for the election of directors, such notice shall be delivered or mailed to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which notice of the meeting is first mailed to stockholders. Every such notice by a stockholder shall set forth (i) the name and address, as they appear on the books of the Corporation, of the stockholder of the Corporation who intends to make the nomination, (ii) the class and number of shares of the capital stock of the Corporation that are beneficially owned by such stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors, and (v) the consent of each nominee to serve as director of the Corporation if so elected. Any nomination not made in accordance with the foregoing procedure shall be disregarded.

                                      ARTICLE II

                                DIRECTORS - MANAGEMENT

          Section 2.1.   Powers.

               Subject to any limitation contained in the laws of the State of Nevada, the Articles of Incorporation or any amendment thereto, or these By-Laws, or as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, the Board of Directors.

          Section 2.2.   Number and Qualification.

               The number of directors which shall constitute the whole Board of Directors shall be not less than three nor more than 21, except in the case of any increase in the number of directors by


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          reason of any provision entitling the holders of any one or more series or class of preferred stock of the Corporation, voting as a class, to elect additional directors in specified circumstances. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). All directors shall be at least 18 years of age and at least a majority of them shall be citizens of the United States.

          Section 2.3.   Classes of Directors and Term of Office.

               2.3.1. The directors (exclusive of directors who may be elected by the holders of one or more classes or series of preferred stock) shall be divided into three classes, as nearly equal in number as possible. Except as provided in Article FIFTH of the Articles of Incorporation fixing the terms for the initial classified board, each class of directors shall be elected for a term of three years. In the event of vacancy, either by death, resignation, or removal of a director, or by reason of an increase in the number of directors, each replacement or new director shall serve for the balance of the term of the class of the director he or she succeeds or, in the event of an increase in the number of directors, of the class to which he or she is assigned. All directors elected for a term shall continue in office until the election and qualification of their respective successors, their death, their resignation in accordance with
          Section 2.6, their removal in accordance with Section 2.5, or if there has been a reduction in the number of directors and no successor is to be elected, until the end of the term.

               2.3.2. Directors elected by holders of preferred stock of the Corporation voting as a class shall not be members of any of the foregoing classes and shall hold office until the next annual meeting of stockholders unless the terms of the series or class of preferred stock of the Corporation provides otherwise.

          Section 2.4.   Election of Directors.

               2.4.1. At each annual meeting of stockholders, the class of directors to be elected at the meeting shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present. The election of directors by the stockholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.

               2.4.2. Any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors, or a sole remaining director, though less than a quorum.

               2.4.3. If the holders of Preferred Stock voting as a class are entitled to elect directors, those directors shall be elected


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          by a plurality of the votes cast by the holders of shares of preferred stock of the Corporation entitled to vote voting separately as a class.

          Section 2.5.   Removal of Directors.

               Any director, other than a director elected by holders of preferred stock of the Corporation voting as a class, may be removed from office at any time but only upon the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of voting stock of the Corporation, voting together as a single class.

          Section 2.6.   Resignations

               Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time it specifies, and the acceptance of such resignation shall not be necessary to make it effective.

          Section 2.7.   Place of Meetings.

               Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be designated for that purpose by the Board of Directors.

          Section 2.8.   Meetings After Annual Stockholders' Meeting.

               The first meeting of the Board of Directors held after the annual stockholders' meeting shall be held at such time and place within or without the State of Nevada as shall be fixed by announcement of the Chairman of the Board, the Vice Chairman of the Board or the President of the Corporation given at the annual stockholders' meeting, and no other notice of such meeting shall be necessary, provided a majority of the whole Board shall be present. Alternatively, such meeting may be held at such time and place as shall be fixed pursuant to notice given under other provisions of these By-Laws.

          Section 2.9.   Other Regular Meetings.

               2.9.1. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of Nevada as may be agreed upon from time to time by the Board.

               2.9.2. No notice need be given of regular meetings, except that a written notice shall be given to each director of the resolution establishing specific meeting dates or regular meetings dates, which notice shall set forth the day of the month, the time, and the place of the meetings.





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          Section 2.10.  Special Meetings

               Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Vice Chairman of the Board or the President of the Corporation or any two other directors, except that when the Board of Directors consists of one director, then the one director may call a special meeting. Notice of any such meeting shall be mailed to each director not later than three days before the day on which the meeting is to be held, or shall be sent to him or her by telegraph, or delivered personally or by telephone, not later than midnight of the day before the day of the meeting. Any meeting of the Board of Directors shall be a legal meeting, without any notice thereof having been given, if each director consents to the holding thereof or waives notice in the manner specified in Section 2.11. Except as otherwise provided in these By-Laws or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

          Section 2.11.  Waiver of Notice.

               Anything herein to the contrary notwithstanding, notice of any meeting of directors shall not be required as to any director who shall waive notice in writing (including telex, facsimile telephonic transmission, telegram, cablegram or radiogram) before or after such meeting, which waiver shall be filed with the Secretary of the Corporation. Attendance of a director at a meeting shall be deemed equivalent to a written waiver of notice of such meeting if such director's oral consent is entered in the minutes or such director takes part in the deliberations thereat without objection.

          Section 2.12.  Notice of Adjournment.

               Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

          Section 2.13.  Quorum.

               A majority of the number of directors as fixed by the Articles of Incorporation or any amendment thereto, or these By-Laws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided, that a minority of the directors, in the absence of a quorum, may adjourn from time to time or fill vacant directorships in accordance with Section 2.4 but may not transact any other business. When the Board of Directors consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum.

          Section 2.14.  Action by Unanimous Written Consent.

               Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all


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          members of the Board shall individually or collectively consent in writing thereto. Such written consent shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

          Section 2.15.  Compensation.

               The directors may be paid their expenses of attendance at each meeting of the Board of Directors. Additionally, the Board of Directors may from time to time, in its discretion, pay to directors either or both a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for services as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

          Section 2.16.  Transactions Involving Interests of Directors.

               In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation are in any way interested in, or connected with, any other party to, such contract or transaction, provided that such transaction satisfies the applicable provisions of the Private Corporation Law of the State of Nevada; and each and every person who may become a director of the Corporation is hereby relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Corporation for the benefit of himself or herself or any person in which he or she may be in any way interested or with which he or she may be in any way connected. Any director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he or she is also a stockholder, director or officer of, or has any interest in, such other person.

                                     ARTICLE III

                                       OFFICERS

          Section 3.1.   Executive Officers.

               The executive officers of the Corporation shall be a Chief Executive Officer (who may be the Chairman of the Board, the Vice Chairman of the Board or the President), a Deputy Chief Executive Officer (who may be the Chairman of the Board, the Vice Chairman of the Board or the President), a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Secretary and a Treasurer. Any person may hold two or more offices. The executive officers of the Corporation shall be elected annually by the Board of Directors and shall hold office for one year or until their respective successors shall be elected and shall qualify.




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          Section 3.2.   Appointed Officers:  Titles.

               3.2.1. The Chief Executive Officer or a person designated by such officer, or the Secretary in the case of Assistant Secretaries or the Treasurer in the case of Assistant Treasurers, may appoint one or more Assistant Secretaries or one or more Assistant Treasurers, each of whom shall hold such title at the pleasure of the appointing officer, have such authority and perform such duties as are provided in these By-Laws, or as the Chief Executive Officer or other appointing officer may determine from time to time. Any person appointed under this Section 3.2.1 to serve in any of the foregoing positions shall be deemed by reason of such appointment or service in such capacity to be an "officer" of the corporation.

               3.2.2. The Chief Executive Officer or a person designated by such officer may also appoint one or more vice presidents and one or more assistant vice presidents for each corporate staff function and a corporate controller and one or more assistant controllers. Each of such persons will hold such title at the pleasure of the Chief Executive Officer and have authority to act for and shall perform duties with respect to only the staff function for which the person is appointed. Any person appointed under this Section 3.2.2 to serve in any of the foregoing positions shall not be deemed by reason of such appointment or service in such capacity to be an "officer" of the Corporation.

          Section 3.3.   Removal and Resignation.

               3.3.1. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board. Any appointed person may be removed from such position at any time by the person making such appointment or such person's successor.

               3.3.2. Any officer may resign at any time, by giving written notice to the Board of Directors, the Chief Executive Officer, the Deputy Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 3.4.   Vacancies.

               A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

          Section 3.5.   Chairman of the Board and Vice Chairman of the
                         Board.

               The Chairman of the Board shall preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to him or


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          her by the Board of Directors or these By-Laws.  The Vice
          Chairman of the Board shall, in the absence of the Chairman, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or these By-Laws.

          Section 3.6.   Chief Executive Officer.

               The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board and the Vice Chairman of the Board, at all meetings of the Board of Directors. The Chief Executive Officer shall be ex officio a member of the Executive Committee and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

          Section 3.7.   Deputy Chief Executive Officer.

               In the absence or disability of the Chief Executive Officer, the Deputy Chief Executive Officer shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors or these By-Laws. The Deputy Chief Executive Officer shall have such other powers and duties as may be prescribed by the Chief Executive Officer or the Board of Directors or these By-Laws.

          Section 3.8.   President.

               In the absence or disability of the Chief Executive Officer and Deputy Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors or these By-Laws. The President shall have the general powers and duties usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Chief Executive Officer, the Deputy Chief Executive Officer or the Board of Directors or these By-Laws.

          Section 3.9. Executive Vice President, Senior Vice President and Vice President.

               In the absence or disability of the Chief Executive Officer, the Deputy Chief Executive Officer and the President, an Executive Vice President or a Senior Vice President in the order of his or her rank and seniority shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all

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          the powers of and be subject to all the restrictions upon the
          Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors or these By-Laws. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall have the general powers and duties usually vested in the office of a vice president of a corporation and each of them shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Executive Committee of the Board of Directors, the Chief Executive Officer or these By-Laws.

          Section 3.10.  Secretary and Assistant Secretaries.

               3.10.1. The Secretary shall (1) attend all meetings of the Board of Directors and all meetings of the stockholders; and (2) record and keep, or cause to be kept, all votes and the minutes of all proceedings in a book or books to be kept for that purpose at the principal office of the Corporation, or at such other place as the Board of Directors may from time to time determine, specifying therein (i) the time and place of holding, (ii) whether regular or special, and if special, how authorized, (iii) the notice thereof given, (iv) the names of those present at directors' meetings, (v) the number of shares of stock the holders of which are present or represented at stockholders' meetings, and (vi) the proceedings thereof; and (3) perform like duties for the Executive and other standing committees, when required. In addition, the Secretary shall keep or cause to be kept, at the principal office of the Corporation in the State of Nevada, those documents required to be kept thereat by Section
          5.2 of these By-Laws and the applicable provisions of the Private Corporation Law of the State of Nevada.

               3.10.2. The Secretary shall give, or cause to be given, notice of meetings of the stockholders and special meetings of the Board of Directors, and shall have such other powers and perform such other duties as may be prescribed by these By-Laws or by the Board of Directors or the Chief Executive Officer, the Deputy Chief Executive Officer or the President, under whose supervision he or she shall be. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary is hereby authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of this Corporation or to action duly taken by the Board of Directors or any committee thereof or the stockholders.

               3.10.3. The Assistant Secretaries, in the order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Chief Executive Officer, the Deputy Chief Executive Officer or the President or the Secretary shall prescribe.



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          Section 3.11.  Treasurer and Assistant Treasurers.

               3.11.1. The Treasurer shall deposit all moneys and other valuables in the name, and to the credit, of the Corporation, with such depositories as may be ordered by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the Deputy Chief Executive Officer or the President or directors, whenever they request it, and an account of all his or her transactions as Treasurer, and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by these By-Laws or by the Board of Directors or the Chief Executive Officer, the Deputy Chief Executive Officer or the President, under whose supervision he or she shall be.

               3.11.2. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Chief Executive Officer, the Deputy Chief Executive Officer or the President or the Treasurer shall prescribe.

          Section 3.12.  Additional Powers, Seniority and Substitution of
                         Officers.

               In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board of Directors may from time to time by resolution (i) impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, (ii) determine the order of seniority among the officers, and/or (iii) except as otherwise provided above, provide that in the absence of any officer or officers, any other officer or officers shall substitute for and assume the duties, powers and authority of the absent officer or officers. Any such resolution may be final, subject only to further action by the Board of Directors, or the resolution may grant such discretion, as the Board of Directors deems appropriate, to the Chief Executive Officer (or in his or her absence the executive officer serving in his or her place) to impose or confer additional duties and powers, to determine the order of seniority among officers, and/or provide for substitution of officers as above described.

          Section 3.13.  Compensation.

               The officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board of Directors. No officer shall be prohibited from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

          Section 3.14.  Transaction Involving Interest of Officer.

               In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation are in any way interested in, or connected with, any other party to such contract or

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          transaction, or are themselves parties to such contract or transaction, provided that such transaction complies with the applicable provisions of the Private Corporation Law of the State of Nevada; and each and every person who is or may become an officer of the Corporation is hereby relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such officer or any person in which he or she may be in any way interested or with which he or she may be in any way connected.

                                      ARTICLE IV

                            EXECUTIVE AND OTHER COMMITTEES

          Section 4.1.   Standing.

               The Board of Directors shall appoint an Executive Committee, an Audit Committee and a Compensation Committee, consisting of such number of its members as it may designate, consistent with the laws of the State of Nevada, the Articles of Incorporation or any amendment thereto, or these By-Laws, including, if deemed desirable, alternate members who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the Committee.

               4.1.1. The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, but the Executive Committee shall not have the power to fill vacancies on the Board, or to change the membership of or to fill vacancies in the Executive Committee or any other Committee of the Board, or to adopt, amend or repeal the By-Laws, or to declare dividends.

               4.1.2. The Audit Committee shall select and engage on behalf of the Corporation, and fix the compensation of, a firm of certified public accountants whose duty it shall be to audit the books and accounts of the Corporation and its subsidiaries for the fiscal year in which they are appointed, and who shall report to such Committee. The Audit Committee shall confer with the auditors and shall determine, and from time to time shall report to the Board of Directors upon, the scope of the auditing of the books and accounts of the Corporation and its subsidiaries. The Audit Committee shall also be responsible for determining that the business practices and conduct of employees and other representatives of the Corporation and its subsidiaries comply with the policies and procedures of the Corporation. A majority of the members of the Audit Committee shall not be officers or employees of the Corporation or any of its subsidiaries.

               4.1.3.1. The Compensation Committee shall establish a general compensation policy for the Corporation and shall have responsibility for the approval of increases in directors' fees and in salaries paid to officers and senior employees earning in excess of an annual salary to be determined by the Committee. The Compensation Committee also shall evaluate and make recommendations to the Board of Directors with respect to the

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          adoption, substantive modification to or termination of any benefit plan of this Corporation, and with respect to employee benefit plans of the Corporation shall have such additional responsibilities as are described in Section 4.1.3.2 hereof. None of the members of the Compensation Committee shall be officers or employees of the Corporation or any of its subsidiaries.

               4.1.3.2. To assist the Corporation in fulfilling its business goals the Board of Directors may from time to time establish or adopt those benefit plans, which it shall designate as constituting a Level 1 plan (which designation generally shall connote a compensatory plan in which participation is designed solely for directors or senior management employees, or involves stock of this Corporation, or is an incentive compensation plan that includes senior management) or as constituting a Level 2 plan (which designation generally shall connote a compensatory plan which is a savings plan or a corporate-wide capital accumulation plan in which participation is broader than senior management employees). The Board of Directors may modify or terminate any such plan; provided, however, the Compensation Committee is authorized to take action to adopt non-substantive amendments to any Level 1 or Level 2 plan as it deems necessary or appropriate, unless such plan involves the issuance of capital stock of the Corporation. The Chief Executive Officer, or his designee, may take any and all actions to establish or adopt any Level 3 plan (which would include medical plans, dental plans, insurance plans, welfare plans and other benefit plans and any other plan which is not a Level 1 or Level 2 plan) which he deems necessary or convenient to the management of the Corporation, or to modify or terminate such Level 3 plan, so long as such action is not primarily for the benefit of directors or senior management employees of the Corporation, either individually or collectively.

          Notwithstanding the foregoing, the Compensation Committee shall be responsible for the control and management of the operation and administration (which shall exclude ministerial activities) of the benefit plans of the Corporation, subject to the limitations of this Section. The Compensation Committee shall be responsible for the control and management of the operation and administration (which shall exclude ministerial activities) of those plans designated by the Board of Directors as Level 1 plans. The Compensation Committee's responsibilities with respect to the control and management of the operation and administration (which shall exclude ministerial activities) of those plans designated by the Board of Directors as Level 2 plans, shall be limited to the appointment of members of any committee as may be constituted as under such plans, and such periodic oversight as the Compensation Committee deems prudent under the circumstances then prevailing in order to evaluate the prudence of the continued appointment of such members. The Compensation Committee shall have no responsibility with respect to the control and management of the operation and administration of any Level 3 plan.




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          Section 4.2.   Other Committees.

               Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or any amendment thereto, or these By-Laws as to action to be authorized or approved by the stockholders, or duties not delegable by the Board of Directors, any or all of the corporate powers may be exercised by or under authority of, and the business and affairs of this Corporation may be controlled by, such other committee or committees as may be appointed by the Board of Directors. The powers to be exercised by any such committee shall be designated by the Board of Directors.

          Section 4.3.   Procedures.

               Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or any amendment thereto, or these By-Laws regarding the conduct of business by the Board of Directors and its appointed committees, any committee created under this Article may use any procedures for conducting its business and exercising its powers, including but not limited to actions by the unanimous written consent of its members in the manner set forth in Section 2.14. A majority shall constitute a quorum unless the Committee consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum. Notices of meetings may be in any reasonable manner and may be waived as for meetings of directors.


                                      ARTICLE V

                      CORPORATE RECORDS AND REPORTS - INSPECTION

          Section 5.1.   Records.

               The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of Washington as fixed by the Board of Directors from time to time.

          Section 5.2.   Articles, By-Laws and Stock Ledger.

               The Corporation shall maintain and keep the following documents at its principal place of business in the State of
          Nevada: (i) a certified copy of the Articles of Incorporation and all amendments thereto; (ii) a certified copy of the By-Laws and all amendments thereto; and (iii) a statement setting forth the following: "The Secretary of the Corporation, whose address is 1148 Broadway Plaza, Tacoma, Washington 98401-2264, is the custodian of the duplicate stock ledger of the Corporation."


          Section 5.3.   Inspection.

               Any person who has been a stockholder of record for at least six months immediately preceding such stockholder's demand, or


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          any person holding, or thereunto authorized in writing by the holders of, at least five percent of all of the Corporation's outstanding stock, upon at least five days' written demand, or any judgment creditor without prior demand, shall have the right to inspect in person or by agent or attorney, during usual business hours, the duplicate stock ledger of the Corporation and to make extracts therefrom; provided, however, that such inspection may be denied to any stockholder or other person upon his or her refusal to furnish to the Corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation and that he or she has not at any time sold or offered for sale any list of stockholders of any corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

          Section 5.4.   Checks, Drafts, Etc.

               All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, shall be signed or endorsed by such person or persons, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                                      ARTICLE VI

                                 OTHER AUTHORIZATIONS

          Section 6.1.   Execution of Contracts.

               The Board of Directors, except as these By-Laws otherwise provide, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general, or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement or to pledge its credit, or to render it liable for any purpose or in any amount.

          Section 6.2.   Representation of Other Corporations.

               All stock of any other corporation, standing in the name of the Corporation, shall be voted, represented, and all rights incidental thereto exercised as directed by written consent or resolution of the Board of Directors expressly referring thereto. In general, such rights shall be delegated by the Board of Directors under express instructions from time to time as to each exercise thereof to the Chief Executive Officer, the Deputy Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of this Corporation, or any other person expressly appointed by the Board of Directors. Such authority may be exercised by the designated officers in person, or by any other person authorized so to do by proxy, or power of attorney, duly executed by such officers.


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          Section 6.3.   Dividends.

               The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the laws of the State of Nevada, and the Articles of Incorporation or any amendment thereto, subject to any contractual restrictions to which the Corporation is then subject.

                                     ARTICLE VII

                          CERTIFICATES FOR TRANSFER OF STOCK

          Section 7.1.   Certificates for Stock.

               7.1.1. Certificates for stock shall be of such form and device as the Board of Directors may designate and shall be numbered and registered as they are issued. Each shall state the name of the record holder of the stock represented thereby; its number and date of issuance; the number of shares of stock for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or, alternatively, a statement that certificates specifying such matters may be obtained from the Secretary of the Corporation.

               7.1.2. Every certificate for stock must be signed by the Chief Executive Officer, the Deputy Chief Executive Officer or the President and the Secretary or an Assistant Secretary, or must be authenticated by facsimile signatures of the Chief Executive Officer, the Deputy Chief Executive Officer or the President and the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for stock authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

               7.1.3. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on a certificate for stock ceases, by death, resignation or otherwise, to be an officer of the Corporation before the certificate is delivered by the Corporation, the certificate shall be as valid as though signed by a duly elected, qualified and authorized officer, if it is countersigned by the signature or facsimile signature of a transfer agent or transfer clerk and registered by an incorporated bank or trust company, as registrar of transfers.

               7.1.4. Even though a person whose signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for stock ceases, by death, resignation or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Corporation, the certificate shall be deemed countersigned by the signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this section.


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          Section 7.2.   Transfer on the Books.

               Upon surrender to the Secretary of the Corporation or transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 7.3.   Lost or Destroyed Certificates.

               The Board of Directors may direct, or may authorize the Secretary of the Corporation to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for stock so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or Secretary may in its or his or her discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 7.4.   Transfer Agents and Registrars.

               The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

          Section 7.5.   Fixing Record Date for Dividends, Etc.

               The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of stock, and, in such case, only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after any record date fixed as aforesaid.





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          Section 7.6.   Record Ownership.

               The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation's stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                     ARTICLE VIII

                                AMENDMENTS TO BY-LAWS

          Section 8.1.   By Stockholders.

               Except as otherwise required by the provisions of the Articles of Incorporation or any amendments thereto and subject to the right of the Board of Directors to adopt, amend or repeal by-laws as provided in Section 8.2, new or restated by-laws may be adopted, or these By-Laws may be repealed or amended, at the annual stockholders' meeting or at any other meeting of the stockholders called for that purpose, by a vote of stockholders entitled to exercise a majority of the voting power of the Corporation.

          Section 8.2.   By Directors.

               Except as otherwise required by the provisions of the Articles of Incorporation and subject to the right of the stockholders to adopt, amend, or repeal by-laws as provided in
          Section 8.1, the Board of Directors may adopt, amend, or repeal any of these By-Laws by the affirmative vote of a majority of the directors present at any organizational, regular or special meeting of the Board of Directors. This power may not be delegated to any committee appointed in accordance with these By-Laws.

          Section 8.3.   Record of Amendments.

               Whenever an amendment or a new By-Law is adopted, it shall be copied in the book of minutes with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, shall be stated in said book.

                                      ARTICLE IX

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 9.1.   Indemnification for Expenses in Proceedings.

               Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative


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          (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, employee benefit plan excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that except as provided in Section 9.2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this
          Article IX shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if so required by the Private Corporation Law of the State of Nevada, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 9.1 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          Section 9.2.   Right to Bring Suit for Unpaid Claims.

               If a claim under Section 9.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Corporation shall also pay the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet

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          a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

          Section 9.3.   Advancement of Expenses.

               The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any provision of law, the Articles of Incorporation or any amendment thereto, or these By-Laws, or of any agreement or vote of stockholders or disinterested directors, or otherwise.

          Section 9.4.   Indemnification Insurance.

               The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, fiduciary or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

          Section 9.5.   Indemnification Expenses of Witnesses.

               To the extent that any director, officer, employee, fiduciary or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, the Corporation shall indemnify such person against all costs and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

          Section 9.6.   Indemnification Agreements.

               The Corporation may enter into agreements with any director, officer, employee, fiduciary or agent of the Corporation providing for indemnification to the full extent permitted by Nevada law.

          Section 9.7.   Severability.

               If any provision of this Article IX shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.


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          Section 9.8.   Federal Election Campaign Act.

               The rights provided by this Article IX shall be applicable to the officers (including without limitation the Chief Executive Officer, the Deputy Chief Executive Officer, the President, the Treasurer and any Assistant Treasurer) appointed from time to time by the Chief Executive Officer or the Treasurer of the Corporation or the designee of either of them to serve in the administration and management of any separate, segregated fund established for purposes of collecting and distributing voluntary employee political contributions to federal election campaigns pursuant to the Federal Election Campaign Act of 1971, as amended.

                                      ARTICLE X

                                    CORPORATE SEAL

               The Corporate Seal shall be circular in form and shall have inscribed thereon the name of the Corporation, and the date of its incorporation, and the word "Nevada".

                                      ARTICLE XI

                                    INTERPRETATION

               Reference in these By-Laws to any provision of the Private Corporation Law of the State of Nevada shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.





























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